                                                                     EXHIBIT 3.1

                             CERTIFICATE OF MERGER

                                       OF

                       LAIDLAW TRANSIT ACQUISITION CORP.

                                 WITH AND INTO

                             GREYHOUND LINES, INC.


     Greyhound Lines, Inc., a Delaware corporation, does hereby certify:

1. The name and state of incorporation of each of the constituent corporations participating in the merger are:

     (a) Greyhound Lines, Inc. ("Greyhound"), which is incorporated under the laws of the State of Delaware; and

     (b) Laidlaw Transit Acquisition Corp. ("LTAC"), which is incorporated under the laws of the State of Delaware.

2. The Amended and Restated Agreement and Plan of Merger, dated as of November 5, 1998 (the "Merger Agreement"), by and among Greyhound, Laidlaw Inc. and LTAC has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with
     Section 251 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation in the merger is Greyhound Lines, Inc. (the "Company").

4. The Restated Certificate of Incorporation of Greyhound Lines, Inc., as amended, shall be the Restated Certificate of Incorporation of the Company as set forth in the attached Exhibit A.

5. The executed Merger Agreement is on file at the principal place of business of the Company, the address of which is: 15110 N. Dallas Parkway, Suite 600, Dallas, Texas 75248.

6. A copy of the Merger Agreement will be furnished by the Company, on request and without cost, to any stockholder of either constituent corporation.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Merger to be signed by its President and Chief Executive Officer and attested by its Secretary as of this 16th day of March, 1999.


                                   GREYHOUND LINES, INC.



                                   By: /s/ Craig R. Lentzsch
                                       ---------------------------------------
                                       Craig R. Lentzsch,
                                       President and Chief Executive Officer



ATTESTED BY:


/s/ Mark E. Southerst
----------------------------------
Mark E. Southerst, Secretary

                                                                      Exhibit A

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             GREYHOUND LINES, INC.


         FIRST.  The name of the corporation is Greyhound Lines, Inc.

         SECOND. The address of the Company's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended.

         FOURTH. The total number of shares of stock which the Company shall have authority to issue is 102,400,000 shares of capital stock classified as
(i) 2,400,000 shares of 8 1/2% Convertible Exchangeable Preferred Stock, par value $.01 per share ("Preferred Stock") and (ii) 100,000,000 shares of common stock, par value $.01 per share ("Common Stock").

         The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and Common Stock are as follows:

         I.  Provisions Relating to the Preferred Stock.

                (a) Designation. The following is a statement of the powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock. The liquidation preference of the Preferred Stock (the "Liquidation Preference") shall be $25.00 per share.

                (b) Rank. the Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock established after April 11, 1997 by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"); (ii) on a parity with any class of capital stock or series of preferred stock established after the Preferred Stock Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) junior to each class of capital stock or series of preferred stock established after the Preferred Stock Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities"). The Preferred Stock shall be subject to the issuance of series of Junior Securities, Parity Securities and Senior Securities, provided that the Company may not issue any new class of Senior Securities without the approval of the Holders of at least 66 2/3% of the shares of Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class. The Preferred Stock shall rank junior in right of payment to all indebtedness and other obligations of the Company.

                (c) Dividends.

                    (i) Beginning on the Preferred Stock Issue Date, the
                Holders of the outstanding shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cash dividends on each share of Preferred Stock, at a rate per annum equal to 8 1/2% of the Liquidation Preference per share of the Preferred Stock, payable quarterly. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Preferred Stock Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on August 1, 1997. Each distribution in the form of a dividend shall be payable to the Holders of record as they appear on the stock register of the Company on the record date for such purpose fixed by the Board of Directors, which shall not be less than 10 nor more than 60 days preceding the related Dividend Payment Date. Dividends shall cease to accumulate in respect of shares of the Preferred Stock on the Exchange Date or on the date of their earlier redemption unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures in respect of the Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption.

                    (ii) All dividends paid with respect to shares of the
                Preferred Stock pursuant to paragraph I(c)(i) of this Article Fourth shall be paid pro rata to the Holders entitled thereto.

                    (iii) Nothing herein contained shall in any way or under
                any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any cash dividends on shares of the Preferred Stock at any time.

                    (iv) Dividends on account of arrears for any past Dividend
                Period and dividends in connection with any optional redemption pursuant to paragraph I(f)(i) of this Article Fourth may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

                    (v) Except as set forth in the following sentence, no
                dividends shall be declared by the Board of Directors or paid or funds set apart for the payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in cash or declared and a sum in cash set apart sufficient for such payment on the Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such dividends on such Parity Securities. If full dividends in cash are not so paid upon the shares of the Preferred Stock and any other Parity Securities, all dividends declared upon the Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared on each class or series of the Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that the aggregate accrued dividends on the Preferred Stock and such Parity Securities bear to each other.

                    (vi) (A) Holders of shares of the Preferred Stock shall be entitled to receive the dividends provided for in paragraph I(c)(i) of this Article Fourth in preference to and in priority over any dividends upon any of the Junior Securities.

                         (B) So long as any shares of Preferred Stock are
                outstanding, the Company shall not declare, pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Junior Securities or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith have been paid or deemed paid in full on the Preferred Stock for all past Dividend Periods.

                         (C) So long as any shares of the Preferred Stock are
                outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the

                Company to purchase or redeem any Parity Securities or any such warrants, rights, calls or options unless the dividends determined in accordance herewith on the Preferred Stock have been paid or deemed paid in full for all past Dividend Periods.

                    (vii) Dividends payable on shares of the Preferred Stock
                for any period of less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

                (d) Liquidation Preference.

                    (i) Upon any voluntary or involuntary liquidation,
                dissolution or winding-up of the Company, the Holders of shares of Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution, the Liquidation Preference, plus an amount in cash equal to accumulated and unpaid dividends and Liquidated Damages, if any, thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any payment shall be made or any assets distributed to the holders of any Junior Securities. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, then the holders of the Preferred Stock and the Parity Securities shall share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends and Liquidated Damages, if any, determined as of the date of such voluntary or involuntary liquidation, dissolution or winding-up, to which each is entitled. After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends and Liquidated Damages, if any, to which they are entitled, the Holders of shares of Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company.

                    (ii) For the purposes of this paragraph (d) only, neither
                the sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

                (e) Conversion.

                    (i) A Holder of shares of Preferred Stock may convert such shares into cash at any time. For the purposes of conversion, each share of Preferred Stock shall be convertible into $33.33. Immediately following such conversion, the rights of the Holders of converted Preferred Stock shall cease.

                    (ii) To convert Preferred Stock, a Holder must (A)
                surrender the certificate or certificates evidencing the shares of Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company or transfer agent for the Preferred Stock, (B) notify the Company at such office that he elects to convert Preferred Stock and the number of shares he wises to convert, and (C) pay any transfer or similar tax if required. In the event that a Holder fails to notify the Company of the number of shares of Preferred Stock which he wises to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the Holder satisfies all those requirements is the "Conversion Date." As soon as practical, the Company shall deliver a payment in cash and a new certificate representing the unconverted portion, if any, of the shares of Preferred Stock represented by the certificate or certificates surrendered for conversion. No payment or adjustment will be made for accrued and unpaid dividends on converted shares of Preferred Stock. A share of Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of dividends to the opening of business of the corresponding Dividend Payment Date must be accompanied by a payment in cash in an amount equal to the dividend payable on such Dividend Payment Date, unless such share of Preferred Stock has been called for redemption on a redemption date occurring during the period from the close of business on any record date for the payment of dividends to the close of business on the business day immediately following the corresponding Dividend Payment Date. The dividend payment with respect to a share of Preferred Stock called for redemption on a date during the period from the close of business on any record date for the payment of dividends to the close of business on the business day immediately following the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record Holder of such share on such record date, notwithstanding the conversion of such share after such record date and prior to such Dividend Payment Date, and the Holder converting such share of Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Preferred Stock for conversion. If the last day on which Preferred Stock may be converted is not a Business Day, Preferred Stock may be surrendered for conversion on the next succeeding Business Day.

                    (iii) All shares of Preferred Stock converted pursuant to
                this paragraph (e) shall be restored to the status of authorized and unissued shares of Preferred Stock.

                (f) Redemption

                    (i) Optional Redemption. (A) The Company may, at the option of the Board of Directors, redeem at any time on or after May 3, 2000, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph I(e)(iii) of this Article Fourth, any or all of the shares of the Preferred Stock, at the redemption prices (expressed as a percentage of the Liquidation Preference) set forth below if redeemed during the 12-month period beginning on May 3 of each of the years indicated below:

                    Year                                        Percentage
                    ----                                        ----------
                    2000.................................        104.86%
                    2001.................................        103.64%
                    2002.................................        102.43%
                    2003.................................        101.21%
                    2004 and thereafter..................        100.00%

                plus, in each case, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the date fixed for redemption (the "Redemption Date") and Liquidated Damages, if any (the "Optional Redemption Price"), provided, that no optional redemption pursuant to this paragraph (f)(i)(A) shall be authorized or made unless prior to the applicable Redemption Notice all accumulated and unpaid dividends for Dividend Periods ended prior to the date of such Redemption Notice shall have been paid in cash.

                         (B) In the event of a redemption pursuant to paragraph
                I(f)(i)(A) of this Article Fourth of only a portion of the then outstanding shares of the Preferred Stock, the Company shall effect such redemption pro rata according to the number of shares held by each Holder of the Preferred Stock or by lot, as may be determined by the Company in its sole discretion; provided that the Company may redeem all shares held by Holders of fewer than 100 shares of Preferred Stock (or by Holders that would hold fewer than 100 shares of Preferred Stock following such redemption) prior to its redemption of other shares of Preferred Stock.

                    (ii) Procedures for Redemption. (A) At least 30 days and not more than 60 days prior to the Redemption Date of the Preferred Stock, the Company shall make a public announcement of the redemption, and shall mail written notice (the "Redemption Notice") by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Preferred Stock at such Holder's address as the same appears on the stock register of the

                Company, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                    (1) that the redemption is pursuant to paragraph I(f)(i)(A) of this Article Fourth;

                    (2)  the Optional Redemption Price;

                    (3) whether all or less than all the outstanding shares of the Preferred Stock are to be redeemed and the total number of shares of the Preferred Stock being redeemed;

                    (4) the number of shares of Preferred Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem;

                    (5)  the Redemption Date;

                    (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Preferred Stock to be redeemed;

                    (7) the name of any bank or trust company performing the duties referred to in paragraph I(f)(ii)(D) of this Article Fourth; and

                    (8) that dividends on the shares of the Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price.

                (B) Each Holder of Preferred Stock shall surrender the certificate or certificates representing such shares of Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                (C) Unless the Company defaults in the payment in full of the applicable redemption price, dividends on the Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redemption shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price without interest.

                (D) If a Redemption Notice shall have been duly given or if the Company shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Company with such bank or trust company in trust for the pro rata benefit of the Holders of the Preferred Stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the close of business on the day on which such funds are so deposited, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect of such shares shall forthwith cease and terminate and, for the purposes of paragraphs (f)(ii)(A)(8) and (f)(ii)(C) above, the Company will be deemed to have paid the Optional Redemption Price on the Redemption Date, except only the right of Holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right of the Holders thereof to convert such shares as provided in paragraph I(f) of this Article Fourth to the Business Day preceding the Redemption Date. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or any state thereof, shall have capital, surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, and shall be identified in the Redemption Notice. Any interest accrued on such funds shall be paid to the Company from time to time. Any funds so set aside or deposited, as the case may be, in respect of shares of the Preferred Stock that are subsequently converted shall be promptly returned to the Company. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such redemption shall, to the extent permitted by law, be released or repaid to the Company, after which repayment the Holders of the shares so called for redemption shall look only to the Company for payment thereof.

(g) Voting Rights.

    (i) The holders of shares of Preferred Stock shall be entitled to vote (together with the holders of shares of Common Stock as one class) upon all matters submitted to a vote of the stockholders of the Company and shall be entitled to one vote for each share held. Holders of Preferred Stock shall further be entitled to vote as set forth in paragraphs I(g)(ii), I(g)(iii) and I(g)(iv) of this Article Fourth.

     (ii) (A) So long as any shares of the Preferred Stock are outstanding, the Company shall not authorize any class of Senior Securities without the affirmative vote or consent of Holders of at least 66 2/3% of the outstanding shares of Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

           (B) So long as any shares of the Preferred Stock are outstanding, the Company shall not amend this Section I of this Article Fourth so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Preferred Stock or to authorize the issuance of any additional shares of Preferred Stock without the affirmative vote or consent of Holders of at least 66 2/3% of the issued and outstanding shares of Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

           (C) Except as set forth in paragraph (g)(ii)(A) above, (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities or (2) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the Holders of Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of the Preferred Stock.

     (iii) (A) If (1) dividends on the Preferred Stock are in arrears and unpaid for six quarterly dividend periods (whether or not consecutive) (a "Dividend Default"); or (2) the Company fails to make a Preferred Stock Change of Control Offer or to repurchase all of the Preferred Stock validly tendered in a Preferred Stock Change of Control Offer pursuant to the provisions of paragraph I(i) of this Article Fourth (a "Change of Control Default") (in each case, a "Voting Rights Triggering Event"), then the number of directors constituting the Board of Directors shall be adjusted to permit the Holders of the majority of the then outstanding Preferred Stock, voting separately as one class, to elect two directors. Holders of a majority of the issued and outstanding shares of the Preferred Stock, voting separately as one class, shall have the exclusive right to elect such members of the Board of Directors at a meeting therefor called upon occurrence of such Dividend Default or Change of Control Default, as the case may be, and at every subsequent meeting at which the terms of office of the directors so elected by the Holders of the Preferred Stock expire (other than as described in (g)(iii)(B) below).

           (B) The right of the Holders of Preferred Stock voting separately as one class to elect members of the Board of Directors as set forth in paragraph
(g)(iii)(A) above shall continue until such time as (1) in the event such right arises due to a Dividend Default, all accumulated dividends and Liquidated Damages, if any, that are in arrears on the Preferred Stock are paid in full; and (2) in the event such right arises because a Change of Control Default, the Company remedies any such failure, breach or default, at which time the term of any directors elected pursuant to paragraph I(g)(iii)(A) of this Article Fourth shall terminate, subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any future Voting Rights Triggering Event. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of shares of the Preferred Stock pursuant to paragraph I(g)(iii)(A) of this Article Fourth if vacancies shall exist in the offices of directors elected by the Holders of shares of the Preferred Stock, a proper officer of the Company may, and upon the written request of the Holders of record of at least 10% of the shares of Preferred Stock then outstanding addressed to the Secretary of the Company shall, call a special meeting of the Holders of Preferred Stock, for the purpose of electing the directors that such Holders are entitled to elect. If such meeting shall not be called by the proper officer of the Company within 20 days after personal service of said written request upon the Secretary of the Company, or within 20 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the Holders of record of at least 20% of the outstanding shares of the Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders or such other place in the United States as shall be designated in such notice. Notwithstanding the provisions of this paragraph (g)(iii)(B), no such special meeting shall be called if any such request is received less than 30 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Company. Any Holder of shares of the Preferred Stock so designated shall have, and the Company shall provide, access to the lists of Holders of shares of the Preferred Stock for purposes of calling a meeting pursuant to the provisions of this paragraph
(g)(iii)(B).

           (C) At any meeting held for the purpose of electing directors at which the Holders of Preferred Stock shall have the right, voting separately as one class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding Preferred Stock shall be required to constitute a quorum of such Preferred Stock.

           (D) Directors elected pursuant to this paragraph (g) shall serve until the earlier of (1) the next annual meeting of the stockholders and until their successors are qualified or (2) the time specified in paragraph
(g)(iii)(B) above. Any vacancy occurring in the office of a director elected by the Holders of shares of the Preferred Stock may be filled by the remaining director elected by the Holders of shares of the Preferred Stock unless and until such vacancy shall be filled by the Holders of shares of the Preferred Stock.

                (iv) In any case in which the Holders of shares of the Preferred Stock shall be entitled to vote pursuant to this paragraph
          (g) or pursuant to Delaware law, each Holder of shares of the Preferred Stock shall be entitled to one vote for each share of Preferred Stock held.

          (h) Exchange.

              (i) Requirements. (A) The Company at its option may exchange all, but not less than all, of the then outstanding shares of Preferred Stock into the Company's 8 1/2% Convertible Subordinated Debentures due 2009 (the "Exchange Debentures") on any Dividend Payment Date on or after April 16, 1999, provided that within 30 days of the Exchange Date, the Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder, which notice shall state: (1) that the Company is exercising its option to exchange the Preferred Stock into Exchange Debentures pursuant to this Section I of this of this Article Fourth; (2) the date of the exchange (the "Exchange Date"), which date shall not be less than 30 days nor more than 60 days following the date on which the Exchange Notice is mailed; (3) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange Notice, his certificate or certificates representing the shares of Preferred Stock to be exchanged; (4) that dividends on the shares of Preferred Stock to be exchanged shall cease to accrue on the Exchange Date whether or not certificates for shares of Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Exchange Debentures; and (5) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not certificates for shares of Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in clauses (u) through (z) below are satisfied, the Company shall issue Exchange Debentures in exchange for the Preferred Stock as provided in the clause (B) of this paragraph (h)(i) provided that on the Exchange Date: (u) there are no accumulated and unpaid dividends or Liquidated Damages on the Preferred Stock (including the dividends payable and Liquidated Damages on such date) or other contractual impediment to such exchange; (v) there shall be legally available funds sufficient therefore; (w) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act prior to such exchange and shall continue to be in effect on the date of such exchange, or the Company shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange, and that upon receipt of such Exchange Debentures pursuant to such exchange made in accordance with such exemption, the holders (assuming such holder is not an Affiliate of the Company) thereof will not be subject to any restrictions imposed by the Securities Act upon the resale thereof, other than any such restriction to which the holder thereof already is subject on the Exchange Date, and such exemption is relied upon by the Company for such exchange; (x) the Exchange Debenture Indenture and the trustee thereunder shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); (y) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Debenture Indenture) would exist under the Exchange Debenture Indenture; and (z) the Company shall have delivered to the trustee under the Exchange Debenture Indenture a written opinion of counsel, dated the Exchange Date, regarding the satisfaction of the conditions set forth in clauses (u), (v), (w) and (x). In the event that the issuance of the Exchange Debentures is not permitted on the Exchange Date or any of the condition set forth in clause (u) through
          (z) of the preceding sentence are not satisfied on the Exchange Date, the Company shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable.

                  (B) Upon any exchange pursuant to paragraph I(g)(i)(A) of this Article Fourth, Holders of outstanding shares of Preferred Stock shall be entitled to receive $1,000 principal amount of Exchange Debentures for each 40 shares of Preferred Stock, plus an amount in cash equal to accumulated and unpaid dividends (including a prorated dividend for the period from the immediately preceding Dividend Payment Date to the date of exchange) and Liquidated Damages, if any; provided, that the Company shall pay cash in lieu of issuing an Exchange Debenture in a principal amount of less than $1,000. On and after the Exchange Date, unless the Company defaults in the issuance of Exchange Debentures in exchange for the Preferred Stock, dividends will cease to accrue on the outstanding shares of Preferred Stock, and all rights of the Holders of Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash equal to the accrued and unpaid dividends and Liquidated Damages, if any, to the Exchange Date and cash in lieu of any Exchange Debenture that is in an amount that is not an integral multiple of $1,000) will terminate, and the Person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for all purposes as the registered holder of such Exchange Debentures.

             (ii) Procedure for Exchange. (A) On or before the Exchange Date, each Holder of Preferred Stock shall surrender the certificate or certificates representing such shares of Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Company into Exchange Debentures. The Company shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

                    (B) If notice has been mailed as aforesaid, and if before the Exchange Date specified in such notice (1) the Exchange Debenture Indenture shall have been duly executed and delivered by the Company and the trustee and (2) all Exchange Debentures necessary for such exchange shall have been duly executed by the Company and delivered to the trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then dividends shall cease to accrue on the outstanding shares of Preferred Stock, and all rights of the Holders of Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash equal to the accrued and unpaid dividends and Liquidated Damages, if any, to the Exchange Date and cash in lieu of any Exchange Debenture that is in an amount that is not an integral multiple of $1,000) will terminate. The Person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for all purposes as the holder of such Exchange Debentures.

          (i) Change of Control.

              (i) Subject to paragraph I(i)(v) of this Article Fourth, upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "Preferred Stock Change of Control Offer") to each Holder of shares of Preferred Stock to repurchase all or any part of such Holder's shares of Preferred Stock at an offer price in cash equal to 100% of the aggregate Liquidation Preference thereof plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date) and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment").

              (ii) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction that constitutes the Change of Control, together with such other information as may be required pursuant to the securities laws, and stating: (A) that the Change of Control Offer is being made pursuant to this Section I of this Article Fourth and that, to the extent lawful, all shares of Preferred Stock validly tendered will be accepted for payment; (B) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (C) that any shares of Preferred Stock not tendered will continue to accrue dividends in accordance with the terms of this
          Section I of this Article Fourth; (D) that, unless the Company defaults in the payment of the Change of Control Payment, all shares of Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends on the Change of Control Payment Date; and (E) a description of the procedures to be followed by such Holder in order to have its shares of Preferred Stock repurchased.

              (iii) On the Change of Control Payment Date, (A) the Company shall, to the extent lawful, (A) accept for payment shares of Preferred Stock validly tendered pursuant to the Change of Control Offer and (B) promptly mail to each Holder of shares of Preferred Stock so accepted payment in an amount equal to the purchase price for such shares and (B) unless the Company defaults in the payment for the shares of Preferred Stock tendered pursuant to the Preferred Stock

          Change of Control Offer, dividends will cease to accrue with respect to the shares of Preferred Stock tendered and all rights of Holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date. The Company shall publicly announce the results of the Preferred Stock Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

              (iv) The Company shall comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of shares of the Preferred Stock in connection with a Change of Control.

              (v) Notwithstanding the foregoing, prior to complying with this paragraph (i), but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding indebtedness necessary to permit the repurchase of the Preferred Stock required by this paragraph (i).

              (vi) Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section I of this Article Fourth applicable to a Change of Control Offer made by the Company and purchases all of the Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

          (j) Preemptive Rights. No shares of Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

          (k) Reissuance of Preferred Stock. Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock and may be issued or reissued, as the case may be, provided that any issuance of such shares as Preferred Stock must be in compliance with the terms in this Section I of this Article Fourth.

          (l) Business Day. If any payment, redemption or exchange shall be required by the terms in this Section I of this Article Fourth to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

          (m) Merger. Consolidation and Sale of Assets. Without the vote or consent of the Holders of a majority of the then outstanding shares of Preferred Stock, the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless (i) the entity formed by such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) if the Company is not the resulting entity, the Preferred Stock is converted into or exchanged for and becomes shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights thereof that the Preferred Stock had immediately prior to such transaction; and (iii) immediately after giving effect to such transaction, no Voting Rights Triggering Event has occurred and is continuing. The resulting entity of such transaction shall thereafter be deemed to be the "Company" for all purposes of this Section I of this Article Fourth.

          (n) Reports. Whether or not the Company is required to do so by the rules and regulations of the Commission, the Company shall file with the Commission (unless the Commission will not accept such a filing) and, within 15 days of filing, or attempting to file, the same with the Commission, furnish to the Holders of the Preferred Stock (i) all quarterly and annual financial and other information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, the Company shall furnish to the Holders of the Preferred Stock, prospective purchasers of shares of Preferred Stock and securities analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (o) Mutilated or Missing Preferred Stock Certificates. If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

          (p) Headings of Subdivision. The headings of various subdivisions in this Section I of this Article Fourth are for convenience of reference only and shall not affect the interpretation of any of the provisions in this Section I of this Article Fourth.

          (q) Severability of Provisions. If any right, preference or limitation of the Preferred Stock set forth in this Section I of this Article Fourth filed pursuant hereto (as this Section I of this Article Fourth may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Section I of this Article Fourth, as amended, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless remain in full force and effect and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right preference or limitation unless so expressed herein.

          (r) Notice of the Company. All notices other communications required or permitted to be given to the Company hereunder shall be made by first-class mail, postage prepaid, to the Company at its principal executive offices,
Attention: General Counsel. Minor imperfections in any such notice shall not affect the validity thereof.

          (s) Limitations. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this Section I of this Article Fourth (as may be amended from time to time) or otherwise in the Certificate of Incorporation of the Company.

          (t) Definitions. As used in this Section I of this Article Fourth, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

              "Affiliate" of any specified Person means an "affiliate" of such Person. as such term is defined for purposes of Rule 144 under the Securities Act.

              "Board of Directors" means the Board of Directors of Greyhound Lines, Inc.

              "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

              "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership interests, whether common or preferred.

              "Certificate of Incorporation" means the Certificate of Incorporation of Greyhound Lines, Inc., as in effect from time to time.

              "Change of Control" means the occurrence of any of the following:
          (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
          (iii)
          the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule l3d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company, unless at least 90% of the consideration in the transaction or transactions constituting a Change of Control pursuant to clause
          (iii) consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the NASDAQ National Market and, as a result of such transaction or transactions, the Preferred Stock become, convertible solely into such common stock (and any rights attached thereto), or
          (iv) the first day on which more than a majority of the Board of Directors are not Continuing Directors; provided, however, that a transaction in which the Company becomes a subsidiary of another entity shall not constitute a Change of Control if (A) the stockholders of the Company immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the Company immediately following the consummation of such transaction and (B) immediately following the consummation of such transaction, no "person" or "group" (as such terms are defined above), other than such other entity (but including holders of equity interests of such other entity), "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50 % of the voting power of the outstanding voting stock of the Company.

              "Change of Control Default" has the meaning set forth in paragraph I(g)(iii) of this Article Fourth.

              "Change of Control Payment" has the meaning set forth in paragraph I(i)(i) of this Article Fourth.

              "Control of Control Payment Date " has the meaning set forth in paragraph I(i)(ii) of this Article Fourth.

              "Commission" means the Securities and Exchange Commission.

              "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of the Board of Directors on the date of original issuance of the Preferred Stock or (ii) was nominated for election to the Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least two-thirds of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

              "Conversion Date" has the meaning set forth in paragraph I(e)(ii) of this Article Fourth.

              "Dividend Default" has the meaning set forth in paragraph I(g)(iii) of this Article Fourth.

              "Dividend Payment Date" means February 1, May 1, August 1 and November 1 of each year.

              "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Exchange Date" means a date on which shares of Preferred Stock are exchanged by the Company for Exchange Debentures.

              "Exchange Debentures" has the meaning set forth in paragraph I(h)(i) of this Article Fourth.

              "Exchange Debenture Indenture" means that certain indenture under which the Exchange Debentures will be issued.

              "Exchange Notice" has the meaning set forth in paragraph I(h)(i) of this Article Fourth.

              "Holder" means a holder of shares of Preferred Stock as reflected in the stock records of the Company or the transfer agent for the Preferred Stock.

              "Initial Dividend Period" means the dividend period commencing on the Preferred Stock Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

              "Junior Securities" has the meaning set forth in paragraph I(b) of this Article Fourth.

              "Liquidated Damages" means all liquidated damages then owing under the Registration Rights Agreement.

              "Liquidation Preference" has the meaning set forth in paragraph I(a) of this Article Fourth.

              "Optional Redemption Price" has the meaning set forth in paragraph I(f)(i) of this Article Fourth.

              "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

              "Preferred Stock Change of Control Offer" has the meaning set forth in paragraph I(i)(i) of this Article Fourth.

              "Preferred Stock Issue Date" means the date on which the Preferred Stock is originally issued by the Company.

              "Quoted Price " means the last reported sales price of the applicable security on the principal exchange (including, if applicable, the NASDAQ National Market) on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Company shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate.

              "Quarterly Dividend Period" shall mean the quarterly period commencing on each February 1, May 1, August 1 and November 1 and ending on the before the following Dividend Payment Date.

              "Redemption Date" with respect to any shares of Preferred Stock, means the date on which such shares of Preferred Stock are redeemed by the Company.

              "Redemption Notice" has the meaning set forth in paragraph I(f)(ii) of this Article Fourth.

              "Registration Rights Agreement" means the Registration Rights Agreement with respect to the Preferred Stock, dated as of April 16, 1997, by and between the Company and Bear, Stearns & Co. Inc., as such agreement may be amended, modified or supplemented from time to time.

              "Senior Securities" has the meaning set forth in paragraph I(b) of this Article Fourth.

              "Shareholder Rights Plan" means the Amended and Restated Rights Agreement dated as of April 8, 1997 by and between the Company and Mellon Securities Trust Company, as Rights Agent.

              "Trading Day" means any day on which the American Stock Exchange or other applicable stock exchange or market is open for business.

              "Trust Indenture Act" has the meaning set forth in paragraph I(h)(i) of this Article Fourth.

              "Voting Rights Triggering Event" has the meaning set forth in paragraph I(g)(iii) of this Article Fourth.

   II. Provisions Relating to the Common Stock

              (a) General. Each share of Common Stock of the Company shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Company and shall be entitled to one vote for each share held.

              (b) Dividends and Distributions. Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends or other distributions, payable in cash, property, stock, or otherwise, as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Company legally available therefor.

              (c) Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of the Company, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. Neither the consolidation with nor the merger of the Company into any other corporation or corporations or other entity or entities, nor the merger of any other corporation or other entity into the Company, nor a reorganization of the Company, nor the purchase or redemption of all or any part of the outstanding shares of any class or classes of the capital stock of the Company, nor a voluntary sale or transfer of the property and business of the Company as, or substantially as, an entirety, shall be deemed a liquidation, dissolution, or winding-up of the affairs of the Company within the meaning of any of the provisions of this
Section II.

   III. General.

              (a) Subject to the foregoing provisions of this Certificate of Incorporation, the Company may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Company shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

              (b) The Company shall have authority to create and issue rights and options entitling their holders to purchase shares of the Company's capital stock of any class or series or other securities of the Company, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

     FIFTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

            (1) To adopt, amend or repeal the by-laws of the Company and

            (2) To provide for the indemnification of directors, officers, management, employees and agents of the Company, and of persons who serve other enterprises in such or similar capacities at the request of the Company, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended, or any other applicable laws, as may from time to time be in effect.

     SIXTH: The Company shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Company or (ii) while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Company or elects to continue to serve as a director or officer of the Company while this Article Sixth is in effect. Any repeal or amendment of this Article Sixth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Company with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Sixth. Such right shall include the right to be paid by the Company expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the General Corporation Law of the State of Delaware, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the

Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

     The Company may additionally indemnify any employee or agent of the Company to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     SEVENTH. A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Seventh by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Company is not personally liable as set forth in the foregoing provisions of this Article Seventh, a director shall not be liable to the Company or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the General Corporation Law of the State of Delaware.

     EIGHTH. Elections of directors need not be by written ballot unless the by-laws of the Company shall so provide.

     NINTH. Action may be taken by the stockholders of the Company, without a meeting, by written consent as and to the extent provided at the time by the General Corporation Law of the State of Delaware, provided that the matter to be acted upon by such written consent previously has been approved by the Board of Directors of the Company and directed by such board to be submitted to the stockholders for their action thereon by written consent.

     TENTH. Whenever a compromise or arrangement is proposed between this Company and its creditors or any class of them and/or between this Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Company or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Company under the provisions of


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

section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Company under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Company, as the case may be, agree to any compromise or arrangement and to any reorganization of this Company as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Company, as the case may be, and also on this Company.

     ELEVENTH. The Company reserves the right to amend its certificate of incorporation, and thereby to change or repeal any provision therein contained, from time to time, in the manner prescribed at the time by statute, and all rights conferred upon stockholders by such certificate of incorporation are granted subject to this reservation.


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